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                                                             EXHIBIT 10.7

                                     UNOVA, INC.
                          DIRECTOR STOCK OPTION AND FEE PLAN


1. PURPOSE. The UNOVA, Inc. Director Stock Option and Fee Plan (the "Plan") is intended to provide an incentive to members of the board of directors of UNOVA, Inc., a Delaware corporation (the "Company"), who are neither officers nor employees of the Company, to remain in the service of the Company and increase their efforts for the success of the Company and to encourage such directors to own shares of the Company's stock, thereby aligning their interests more closely with the interests of the Company's shareholders. The Plan is also intended to assist the Company in attracting experienced and qualified candidates to become members of the Board. The Plan is being adopted in connection with the distribution (the "Distribution") of the shares of the common stock of the Company to the shareholders of Western Atlas Inc.

2.  DEFINITIONS.

            (a)   "Board" means the Board of Directors of the Company.

            (b) "Cash Account" means the bookkeeping account established by the Company for the deferrals of Fees by Directors which will be credited with interest pursuant to Section 6(d) hereof.

            (c)   "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Common Stock" means the common stock, par value $.01 per share, of the Company.

            (e) "Deferral Election" means an election pursuant to Section 6 hereof to defer receipt of Fees into a Share Account or Cash Account.

            (f) "Deferred Amounts" mean the amounts credited to a Director's Share Account or Cash Account pursuant to a Deferral Election or otherwise pursuant to Section 6(h).

            (g) "Director" means a member of the Board who is neither an officer nor an employee of the Company. A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant to the Company or its subsidiaries on a regular or occasional basis for a stated consideration. The term "Director" as used in this Plan shall include any person who may hereafter become an advisory director of the Company, as that term is used in the Company's By-laws.

            (h) "Distribution" shall have the meaning set forth in Section 1 hereof.

            (i) "Distribution Date" means the date on which the Distribution is effected.


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            (j)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (k) "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

            (l) "Fees" mean the annual retainer scheduled to be paid to a Director for the calendar year, additional annual fees scheduled to be paid for serving as chairman of a Board committee and fees scheduled to be paid for attendance at Board or committee meetings.

            (m) "Share Account" means the bookkeeping account established by the Company for the deferrals of Fees by Directors which will be credited with Share Units pursuant to Section 6(a) hereof.

            (n) "Share Election" means the election by a Director to receive shares of Common Stock in lieu of Fees as set forth in Section 5(a) hereof.

            (o) "Share Unit" means a share of Common Stock credited as a bookkeeping entry to a Director's Share Account. Each Share Unit shall represent the right to receive one share of Common Stock.

3. ADMINISTRATION OF THE PLAN. Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determination on the matters referred to in this Section 3 shall be conclusive.

4. STOCK RESERVED FOR THE PLAN. The number of shares of Common Stock authorized for issuance under the Plan is 500,000, subject to adjustment pursuant to Section 10 hereof. Shares of Common Stock delivered hereunder may be either authorized but unissued shares or previously issued shares reacquired and held by the Company.

5.  TERMS AND CONDITIONS OF SHARE ELECTIONS.

   (a) SHARE ELECTION. Subject to Section 5(c) hereof, each Director may make an annual election (the "Share Election") to receive in the form of Common Stock (subject to a Deferral Election) any or all of his or her Fees earned in each calendar year; PROVIDED, that such Share Election must be made with respect to at least 50% of the Director's Fees, in multiples of 10%. The shares of Common Stock (and cash in lieu of fractional shares) issuable pursuant to a Share Election shall be transferred quarterly in accordance with Section 5(b) hereof. The Share Election must be in writing and delivered to the Secretary of the Company on or prior to January 1 of the calendar year in which the applicable Fees are to be earned; PROVIDED, HOWEVER,


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that any Director who commences service on the Board subsequent to January 1 of a calendar year may make a Share Election during the thirty-day period immediately following the commencement of his or her directorship. Notwithstanding the foregoing, Share Elections for 1997 shall be effective if made prior to the Distribution Date. A Share Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Share Election in accordance with the provisions hereof.

   (b) TRANSFER OF SHARES. Shares of Common Stock Isabel to a Director with respect to Share Elections shall be transferred to such Director on the first business day following the end of each calendar quarter. The total number of shares of Common Stock to be so transferred shall be determined by dividing (x) the dollar amount of the Director's Fees for the preceding calendar quarter (for 1997, the portion of the final calendar quarter following the Distribution Date) to which the Share Election applies, by (y) the average of the Fair Market Value of Common Stock on each trading date of such calendar quarter. In no event shall the Company be required to issue fractional shares. In the event that a fractional share of Common Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share on the last business day of the preceding calendar quarter.

   (c) TERMINATION OF SERVICES. If a Director ceases to be a Board member before the end of a calendar quarter, the Director shall receive in cash the Fees such Director would otherwise have been entitled to receive for such quarter in the absence of this Plan.

6.  TERMS AND CONDITIONS OF DEFERRAL ELECTIONS.

   (a) IN GENERAL. Each Director may irrevocably elect annually to defer receiving all or a portion of (i) the shares of Common Stock that would otherwise be transferred upon a Share Election or (ii) such Director's Fees in respect of a calendar year (for 1997, the portion of the calendar year following the Distribution Date) that are not subject to a Share Election (a "Deferral Election"). A Director who has made a Deferral Election with respect to shares of Common Stock subject to a Share Election shall have the amount of shares of Common Stock that are the subject of the Deferral Election credited to a Share Account in the form of Share Units. A Director who has made a Deferral Election with respect to Fees that are not subject to a Share Election shall have the amount of Deferred Fees credited to a Cash Account.

   (b) TIMING OF DEFERRAL ELECTION. The Deferral Election shall be in writing and delivered to the Secretary of the Company prior to January 1 of the calendar year in which the applicable Fees are to be earned; PROVIDED, HOWEVER, that a Director who commences service on the Board subsequent to January 1 of a calendar year may make a Deferral Election during the thirty-day period immediately following the commencement of his or her directorship. Notwithstanding the foregoing, Deferral Elections for 1997 shall be effective if made prior to the Distribution Date. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election in accordance with the provisions hereof.


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   (c)   SHARE ACCOUNTS.  Each Share Account shall be deemed to be invested in shares of Common Stock. Whenever regular cash dividends are paid by the Company on outstanding Common Stock, there shall be credited to the Director's Share Account additional Share Units equal to (i) the aggregate dividend that would be payable on outstanding shares of Common Stock equal to the number of Share Units in such Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of the Common Stock on the payment date of the dividend.

   (d) CASH ACCOUNTS. Each Director's Cash Account shall be credited with interest on the last day of each calendar quarter calculated on the basis of the average daily balance in the Cash Account during the calendar quarter. The interest rate for any calendar quarter shall be the prime rate as reported by Morgan Guaranty Trust Company of New York as its prime rate on the first business day of the calendar quarter.

   (e) COMMENCEMENT OF PAYMENTS. Except as otherwise provided in Section 6(g) hereof, a Director's Deferred Amounts shall become payable in the January following the year in which the Director terminates service as a Director. Payments from a Share Account shall be made by converting Share Units into Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash based upon the Fair Market Value of such fractional share on the last business day of the preceding calendar quarter.

   (f) TIMING OF PAYMENTS. Each Director shall elect in his or her Deferral Election to receive payment of his or her Deferred Amounts either in a lump sum or in two to fifteen substantially equal annual installments. In the event of a Director's death, payment of the remaining portion of the Director's Deferred Amounts will be made to the Director's beneficiary (or, if no beneficiary has been designated, to the Director's estate or other legal representative) in a lump sum as soon as practicable following the Director's death.

   (g) HARDSHIP DISTRIBUTION. Notwithstanding any Deferral Election, in the event of severe financial hardship to a Director resulting from a sudden and unexpected illness, accident or disability of the Director or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, all as determined by the Board, a Director may withdraw any portion of the Share Units in his or her Share Account (in an equivalent number of shares of Common Stock) or cash in his or her Cash Account by providing written notice to the Secretary of the Company.

   (h) NO ACCOUNT TRANSFERS. Except as provided in this Section 6(h), a Director may not transfer or convert a Share Account to a Cash Account or vice versa. Any current Director participating in the Western Atlas Inc. Deferred Compensation Plan for Directors (the "Western Atlas Plan") as of the Distribution Date or receiving a lump sum payment under the Western Atlas retirement program for non-employee directors as a result of the Distribution (a "Retirement Payout"), shall automatically have his or her account balance in the Western Atlas Plan and Retirement Payout, as the case may be, converted into an account balance in the Cash Account under the Plan. Any such Director may convert all or a portion of his or her deferred fee account balance in the Western Atlas Plan and Retirement Payout, as the case may be, to a Share Account under the Plan, in lieu of a Cash Account, by giving written notice of an irrevocable


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election to do so to the Secretary of the Company no later than the Distribution
Date. Such election shall be effective on the tenth business day following the Distribution Date (the "Transfer Date"), and such Director's Share Account shall be credited as of the Transfer Date with a number of Share Units equal to (a) the portion of the deferred fee account and/or Retirement Payout subject to the Share Account election divided by (b) the average of the Fair Market Value of Common Stock on the sixth through tenth trading days, inclusive, following the Distribution Date. To the extent such an election to transfer the deferred fee account balance in the Western Atlas Plan or the Retirement Payout into the Share Account is not made, the remaining balance of the Director's deferred fee account in the Western Atlas Plan or Retirement Payout, to the extent applicable, shall be transferred into the Cash Account under the Plan effective as of the Distribution Date. Prior to the Distribution Date, any Director subject to this Section 6(h) shall make an election (as described in Section 6(f)) with respect to the timing of the payouts of the Deferred Amounts under this Section 6(h)).

   (i) STATUS OF ACCOUNTS. The Share and Cash Accounts shall not be funded, and all Deferred Amounts shall be held in the general assets of the Company and be subject to the general creditors of the Company.

7.  STOCK OPTIONS.

   (a) INITIAL GRANT. Effective as of the Distribution Date, each Director shall be granted an option to purchase 25,000 shares of Common Stock (the "Initial Grant"). The option price per share for the Initial Grant shall equal the average of the Fair Market Value of Common Stock on the sixth through tenth trading days, inclusive, following the Distribution Date.

   (b) SUBSEQUENT GRANTS. Each person who first becomes a Director after the Distribution Date, shall be granted an option to purchase 25,000 shares of Common Stock as of the date such person is elected or is appointed as a Director; PROVIDED, that no such grant shall be made to any Director who either
(i) received a stock option grant under the Company's 1997 Stock Incentive Plan during the two-year period immediately preceding the date of such election or appointment to the Board or (ii) was an employee of the Company or a subsidiary of the Company at any time during the two-year period referred to in (i) above. Grants under this Section 7(b) shall be in addition to any annual grants of options under Section 7(c) hereof.

   (c) ANNUAL GRANTS. Commencing in 1999, an option to purchase 2,500 shares of Common Stock shall be granted to each Director automatically on the first business day following the Company's Annual Meeting of Shareholders for such year.

   (d) OPTION PRICE PER SHARE. Options granted under Sections 6(b) and 6(c) hereof shall be exercisable at a price per share equal to the Fair Market Value of the Common Stock on the date of the grant of the option.

   (e) PERIOD OF OPTION. Each option granted under the Plan shall become exercisable on the first anniversary of the date upon which it is granted; PROVIDED, HOWEVER, that all options granted pursuant to the Plan shall become exercisable in full upon the first to occur of (i) the retirement of the Director in accordance with the mandatory retirement policy for members of the Board, (ii)


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the total and permanent disability of the Director, or (iii) the death of the
Director while a member of the Board. Each option granted pursuant to the Plan shall remain exercisable until the expiration of three years following the first to occur of the retirement or resignation of the optionee as a director of the Company (or the failure of the optionee to be re-elected a director of the Company), the total and permanent disability of the optionee, or the death of the optionee.

   (f) EXERCISE OF OPTIONS. Options may be exercised only by written notice to the Company at its corporate office accompanied by payment of the full consideration for the shares as to which they are exercised. The purchase price is to be paid in full to the Company upon the exercise of the option (i) by cash, including a personal check payable to the order of the Company, or (ii) by delivering Common Stock already owned by the optionee for a period of at least six months (valued at Fair Market Value as of the date of delivery), or (iii) any combination of cash and Common Stock so valued.

   (g) NONSTATUTORY OPTIONS. No option granted hereunder shall constitute an "incentive stock option" as that term is defined in the Code.

8. MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS. The Board shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that such power may not be exercised in a manner which would (i) alter or impair any rights or obligations of any option previously granted without the written consent of the optionee or
(ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 under the Exchange Act, as amended.

9.  LIMITATION OF RIGHTS.

   (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option or the making of a Share Election or Deferral Election, or any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

   (b) NO SHAREHOLDERS' RIGHTS. An optionee or a Director who has made a Share Election or Deferral Election (or his or her representative) shall have no rights as a shareholder with respect to the shares covered by his or her options or Share Election or to any Share Units with respect to a Deferral Election until the date of the actual issuance to him or her (or such representative) of shares of Common Stock (either through the Company's Direct Registration System or by certification) and, subject to Sections 6(c) and 10 hereof, no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued.

10. EFFECT OF CERTAIN CHANGES IN CAPITALIZATION. In the event of any change in corporate capitalization (such as a stock split), any corporate transaction (such as any merger, consolidation or separation (including a spin-off)), any other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Board shall equitably adjust the Share Account to reflect any such transaction, and shall make such


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substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding options, in the number and kind of shares subject to automatic option grants under Section 6 and/or such other equitable substitution or adjustments in the terms of options as it may determine to be appropriate in its sole discretion; PROVIDED, HOWEVER, that the number of shares subject to any option shall always be a whole number.

11. CHANGE IN CONTROL.

   (a) For purposes of the Plan, a "Change in Control" shall mean the occurrence of any of the following events:

         (i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
    (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company
    Securities: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
    (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11(a); or

         (ii) individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual who becomes a member of the Board subsequent to such effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, PROVIDED FURTHER, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or


         (iii) the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or if consummation of such Business Combination is subject, at the time of such approval of shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (1) all


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    or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the corporation or such company resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Company resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    (b) Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control:

         (i) all Share Units credited to a Share Account shall be converted into Common Stock and together with all Deferred Amounts credited to a Cash Account shall be transferred as soon as practicable to each Director;

         (ii) Fees earned in respect of the calendar quarter in which the Change in Control occurs, shall be paid in cash as soon as practicable; and

         (iii) all options shall immediately vest and become exercisable in full.

12. TERM OF PLAN. This Plan shall become effective as of the date of approval of the Plan by the sole stockholder of the Company. The Plan shall terminate on December 15, 2007, unless earlier terminated by the Board. Notwithstanding the Plan's termination, amounts shall be delivered pursuant to any Deferral Election made prior to the Plan's termination in accordance with such election. Options may be granted under the Plan at any time prior to the termination of the Plan. Deferral Elections and Share Elections may not be made for any Fees which would be paid following the date of the termination of the Plan.



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13. AMENDMENT; TERMINATION.  The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; PROVIDED, HOWEVER, that no amendment which is required by any regulation, law or stock exchange rule to be approved by shareholders shall be effective unless it is approved by the shareholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Director, under any option or under any election theretofore in effect under the Plan, or with respect to Deferred Amounts, without such Director's consent.

14. NONTRANSFERABILITY. No option, or right or interest of any Director in Deferred Amounts, shall be transferable by a Director other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended), or (iii) in the case of an option, as otherwise expressly permitted under the applicable option agreement including, if so permitted, pursuant to a gift to such optionee's family, whether directly or indirectly or by means of a trust or partnership or otherwise. All options or rights with respect to Deferred Amounts shall be exercisable, during the Director's lifetime, only by the Director or by the guardian or legal representative of the Director or an alternate payee pursuant to a qualified domestic relations order or, in the case of an option, by any person to whom such option is transferred pursuant to the preceding sentence. Under the Plan, it is understood that the term "optionee" includes the guardian and legal representative of the Director named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise described above.

15. BENEFICIARIES. The Board shall establish such procedures as it deems appropriate for a Director to designate a beneficiary to whom any amounts payable in the event of a Director's death are to be paid or by whom any options held by a Director may be exercised following his or her death. Directors shall make a beneficiary election with respect to Deferred Amounts at the same time that a Deferral Election is made.

16. COMPLIANCE WITH LAW, ETC. Notwithstanding any other provision of the Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

         (i) The listing, or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange or NASDAQ as may at the time be the principal market for Common Stock;

         (ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

         (iii) The obtaining of any other consent, approval, or permit from any state or federal governmental agency, which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.


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17. NOTICE.  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

18. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware, without reference to principles of conflict of laws, and shall be construed accordingly.

19. HEADINGS. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.


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